UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 13, 2013

(Date of Earliest Event Reported)

BEESFREE, INC.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-53212 (Commission File Number)	92-0189305 (I.R.S. Employer Identification No.)

2101 Vista Parkway, Suite 122

West Palm Beach, Florida 33411

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 939-4860

____________________________________

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Pursuant to a Securities Purchase Agreement (the “Purchase Agreement”), dated as of March 13, 2013, BeesFree, Inc. (the “Company”) raised aggregate gross proceeds of $210,000. The Company entered into the Purchase Agreement with one accredited investor (the “Investor”) who purchased from the Company a 15% Senior Secured Convertible Note (the “Note”), in the principal amount of $210,000. The Note bears interest at a rate of 15% per annum, compounded quarterly. Principal and accrued interest on the Note is convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a conversion price of $1.50 per share (the “Conversion Shares”). Principal and accrued interest on the Note is due and payable twenty-four (24) months from the date of the Purchase Agreement (the “Maturity Date”).

The indebtedness evidenced by the Note is senior to, and has priority in right of payment over, all indebtedness of Company. The Note is secured by a first lien and security interest in all of the assets of the Company and its wholly-owned subsidiary, BeesFree USA, Inc., pursuant to the terms of a certain Security Agreement, dated as of March 13, 2013 (the “Security Agreement”).

From the date of the Note until the earlier of 90 days following such date that all of the Registrable Securities (as defined in the Purchase Agreement) are either included for resale in an effective registration statement or are eligible for resale without restriction pursuant to Rule 144(b)(1)(i) of the Securities Act of 1933, as amended, or a combination thereof, the conversion price of the Notes is subject to full-ratchet price protection in the event the Company issues or sells, or is deemed to have issued or sold, subject to certain standard exceptions, any shares of its Common Stock or securities convertible in Common Stock for consideration per share less than the Conversion Price of the Notes then in effect. In addition, the conversion price may be adjusted to reflect subdivisions or combinations of the Company’s Common Stock such as through stock splits, dividends, distributions and similar adjustments to its capital stock.

The Investor also received a Warrant exercisable for a period of five years from issuance to purchase 1,400,000 shares of the Company’s Common Stock (the “Warrant Shares”). The initial exercise price of the Warrant is $1.50 per share, subject to adjustment. Furthermore, if the fair market value (as defined in the Warrant) of one share of Common Stock is greater than the exercise price then in effect, and the Warrant Shares are not subject to an effective registration statement or no current prospectus is available for the resale of the Warrant Shares at the time of exercise, the Warrant Shares may be exercised, in whole or in part, on a cashless basis.

The Warrant also provides for full ratchet anti-dilution protection in the event that any shares of Common Stock, or securities convertible into Common Stock, are issued at less than the exercise price of the Warrant, subject to certain standard exceptions, until the earlier of 90 days following such date that all of the Registrable Securities (as defined in the Purchase Agreement) are either included for resale in an effective registration statement or are eligible for resale without restriction pursuant to Rule 144(b)(1)(i) of the Securities Act, or a combination thereof. In addition, the exercise price of the Warrant may be adjusted to reflect subdivisions or combinations of the Company’s Common Stock such as through stock splits, dividends, distributions and similar adjustments to its capital stock.

Registration Rights

The Company also agreed under the Purchase Agreement to, on one occasion for a two year period beginning 30 days from issuance of the Note and Warrant, register the Conversion Shares and Warrant Shares upon the demand of the holders of the majority of the Conversion Shares and Warrant Shares, and the Company also agreed to indemnify the Investor for losses arising out of or resulting from material breaches of representations, warranties, agreements and covenants made by the Company in the Purchase Agreement.

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The foregoing summary of the terms and conditions of the Purchase Agreement, the Security Agreement, the Note and Warrant do not purport to be complete and is qualified in its entirety by reference to the full text of each of the aforementioned documents attached as Exhibits hereto, and which are hereby incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of the Purchase Agreement, the Security Agreement, the Note and Warrant, including the issuance of the securities in connection therewith.

The securities issued above were issued under the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The securities contain a legend restricting transferability absent registration or applicable exemption. The Investor received current information about the Company and had the opportunity to ask questions about the Company. The Investor was deemed to be an accredited investor.

Item 9.01	Financial Statements and Exhibits:

(a)	Financial Statements - Not Applicable
(b)	Pro-Forma Financial Information - Not Applicable
(c)	Shell Company Transactions - Not Applicable
(d)	Exhibits:

10.1	Form of Securities Purchase Agreement.
10.2	Form of Security Agreement.
10.3	Form of 15% Senior Secured Convertible Promissory Note.
10.4	Form of Warrant.

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEESFREE, INC.

By:	/S/ DAVID W. TODHUNTER
David W. Todhunter
President and Chief Executive Officer

Dated: March 15, 2013

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